UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 31, 2009
MARLIN BUSINESS SERVICES CORP.
(Exact name of registrant as specified in its charter)
Pennsylvania	000-50448	38-3686388
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
300 Fellowship Road, Mount Laurel, NJ		08054
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code	(888) 479-9111

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 31, 2009, Marlin Leasing Corporation (“MLC”), a subsidiary of the Registrant, entered into an amendment to its Series 2002-A warehouse financing facility that, among other things, (i) extended the termination date of the facility to March 30, 2010, (ii) converted the facility from a revolving facility to an amortizing facility, (iii) revised the fee rate, (iv) required the Registrant to guaranty the performance of MLC as the servicer, and (v) revised certain defined terms and covenant provisions.  Attached as Exhibit 10.1 to this report, and incorporated herein by reference, is the Third Amendment to the Amended and Restated Series 2002-A Supplement to the Master Lease Receivables Asset-Backed Finance Facility Agreement, dated as of March 31, 2009, among Marlin Leasing Corporation, Marlin Leasing Receivables Corp. II, Marlin Leasing Receivables II, LLC, JPMorgan Chase Bank, N.A., as the agent and Wells Fargo Bank, N.A., as the trustee.

On March 31, 2009, MLC also entered into an amendment to its revolving bank facility that, among other things, (i) extended the termination date to June 29, 2009, (ii) reduced the facility amount to the current outstanding balance of $4.94 million, (iii) added a base rate floor and revised the applicable margin, (iv) revised the borrowing base calculation, and (v) revised certain other defined terms.   Attached as Exhibit 10.2 to this report, and incorporated herein by reference, is the Sixth Amendment to the Second Amended and Restated Warehouse Revolving Credit Facility Agreement, dated as of March 31, 2009, among Marlin Leasing Corporation, the financial institutions that are party thereto as lenders, and National City Bank, as agent for the lenders.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

10.1
Third Amendment to the Amended and Restated Series 2002-A Supplement to the Master Lease Receivables Asset-Backed Finance Facility Agreement, dated as of March 31, 2009, among Marlin Leasing Corporation, Marlin Leasing Receivables Corp. II, Marlin Leasing Receivables II, LLC, JPMorgan Chase Bank, N.A., as the agent and Wells Fargo Bank, N.A., as the trustee.

10.2
Sixth Amendment to the Second Amended and Restated Warehouse Revolving Credit Facility Agreement, dated as of March 31, 2009, among Marlin Leasing Corporation, the financial institutions that are party thereto as lenders, and National City Bank, as agent for the lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARLIN BUSINESS SERVICES CORP.
(Registrant)

Date: April 1, 2009                                                                           /s/ Daniel P. Dyer
                                                                                                                Daniel P. Dyer
                                                                                                                Chief Executive Officer

INDEX TO EXHIBITS

10.1
Third Amendment to the Amended and Restated Series 2002-A Supplement to the Master Lease Receivables Asset-Backed Finance Facility Agreement, dated as of March 31, 2009, among Marlin Leasing Corporation, Marlin Leasing Receivables Corp. II, Marlin Leasing Receivables II, LLC, JPMorgan Chase Bank, N.A., as the agent and Wells Fargo Bank, N.A., as the trustee.

10.2
Sixth Amendment to the Second Amended and Restated Warehouse Revolving Credit Facility Agreement, dated as of March 31, 2009, among Marlin Leasing Corporation, the financial institutions that are party thereto as lenders, and National City Bank, as agent for the lenders.